EXHIBIT 99



FOR IMMEDIATE RELEASE


Media Contacts:
---------------
Peter Lytle, CEO
U-Ship, Inc.                               Joan Knight, Knight Public Relations
612-941-4080, ext. 113                     612-593-1508
or 612-473-3831                            Fax: 612-593-5197


FOR IMMEDIATE RELEASE:

      U-SHIP ADDS EQUITY AND ANNOUNCES NEW CEO AND STRATEGIC REPOSITIONING


MINNEAPOLIS, MN, June 10, 1998 -- U-Ship, Inc. (USHP) raised additional equity and has named a new Chairman and CEO as well as a number of key management positions to launch a repositioning strategy. U-Ship is the leading developer, manufacturer and operator of consumer-operated automated shipping centers, with the only automated, self-service packaging and shipping service currently available.

The $2.6M in new equity was raised through private placements. A portion of the financing was raised by R. J. Steichen & Company, an investment-banking firm based in Minneapolis, Minnesota.

Peter Lytle, principal and founder of Business Development Group (BDG), a national consulting and management firm with headquarters in Minneapolis, has been elected Chairman and Chief Executive Officer. BDG has provided advisory services to U-Ship since March of 1998. Tim Becker of the BDG and former CFO of Primo Piatto, Inc. is now Chief Financial Officer. Marshall Masko joins the company as Vice Chairman and as a marketing consultant. Masko was most recently Vice President, Marketing for NordicTrack, where he helped grow sales from $90 million to $525 million in a four-year period. Kenneth Zigrino is now Vice President, Administration, General Counsel and Secretary. Bruce Senske, the company's CEO from January of 1993 through May of 1998 will remain as a director and Vice President of Automated Shipping Technology.

According to Lytle, the new equity will launch Phase Two of U-Ship's development. "Phase One pioneered the technology, but in this fast-paced industry, you have to move forward quickly in order to stay dominant. We need to implement these unique systems and technologies, form strategic partnerships and as we move ahead, secure a return on our shareholders' investment."

The Phase Two program includes the following strategies:

* Build strategic partnerships with major carriers (UPS, FedEx, and DHL) to offer significant savings in labor costs by adding U-Ship technology to their current delivery systems.

* Rapid introduction of the next generation technology (self-contained, non-attended postal units) to expand consumer access to priority package and letter shipping around the clock, with the soon-to-be-tested hourly pickup and delivery 24 hours a day.

* Relocate and consolidate automated shipping units (assisted service and self-service units) to focus on metro areas, allowing for economies of scale in advertising and promotion. The Minneapolis and St. Paul market is currently targeted for up to 200 units within the next twelve months.

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*    Explore franchising or limited partnership strategies to expand the company's products, services and geographic locations.

* Move on synergistic acquisitions to expand the revenue base and service levels. (Examples: courier services, internet document transfer services, etc.)

Bruce Senske says, "U-Ship is ready to move ahead in expanding its technology of automated shipping center units and to add additional services, based on the data collected from the 321 units currently in test in 40 states and in Canada."

                 GROWTH THROUGH ACQUISITIONS AND JOINT VENTURES

"We view U-Ship as a provider of technology and services to the package and shipping industry, and plan to expand through key acquisitions or joint ventures," said Tim Becker, the company's CFO. "We have formed an acquisition team and have begun a screening process for candidates with complementary technologies and services. We're now in discussion with several of these."

  TARGETING A GROWTH MARKET WITH EXPANDED PRODUCT LINE AND MARKETING ALLIANCES

Marshall Masko cites marketing strategies to capitalize on a growing $8 billion market for shipping priority small packages and letters not addressed by the "managed" shipping industry, including the explosive growth of residence-based businesses.

"We believe we are in an excellent position to build partnerships and expand our product lines," he said. "Beyond supporting the big three carriers, we also hope to gain U. S. Post Office approval to utilize electronic stamps, because we see tremendous potential in the full postal self-shipping business," he said. "We also plan to increase the number of units placed and build alliances with existing shipping locations and suppliers. These partnerships should bring U-Ship into currently non-automated sites and help those firms reduce labor cost. Becoming a 24-hour rapid pick up and delivery system is a key focus of ours."


              SUPPORTING NEW GROWTH STRATEGIES WITH HUMAN RESOURCES

To support its growth strategies, U-Ship is in a job search for a vice president of marketing, a director of franchising/LLC programs and support staff in information systems, customer service and finance. Additional board members have also been named. They are Jim Bartholomew, CPA, a financial and strategic workout consultant, Marlin Rudebusch, Business Unit Director for Renal Systems Division of Minntech Corporation and Susan Clemens, Vice President, Human Resources and Administration, Primo Piatto, Inc. In February 1998, the board accepted the resignation of B. Richard Vogen as Chairman and a director and of Donald Kotula as a director. Bruce Senske and Gary Ramsden are continuing to serve as directors.

Lytle noted that Manchester Financial Group was important in helping the company realign expenses and focus on a growth strategy. Manchester served as an advisor to the company in this transaction and its engagement is now complete. The company has been released from all obligations to Manchester under the terms of its retainer agreement.

        PIONEERING TECHNOLOGIES MAKE SHIPPING EASIER AND MORE CONVENIENT

U-Ship was founded in 1991 by Gary Ramsden to develop an alternative system to inconvenient shipping systems of the past. Today consumers can utilize the automated shipping center units much like an ATM machine. The user-friendly, self-service units are voice prompted, credit-card activated and they weigh packages electronically. Data bases can even be built for repeat shippers. U-Ship also offers its own credit card, and is less costly than services offered by mail/ship stores.

The automated shipping center units save time and money for carriers. Electronically entered and collected information tells carriers whether immediate pick up is necessary, and keyboard entries eliminate costly errors of illegible writing. By minimizing labor and operational costs, U-Ship offers retail operators a profitable traffic builder.

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The foregoing press release, to the extent referring to non-historical facts, contains various forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of forward-looking statements such as the company's proposed strategies to build its business and the use of such terminology as its "plans", "hope" or other comparable terminology. Such statements are subject to certain risks and uncertainties relating to the company's future performance. Actual results or events may materially differ from those indicated in such forward-looking statements. In evaluating such statements, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements and are specifically directed to review the various factors identified under the caption "cautionary factors" which could cause actual results to differ materially from those indicated in such forward-looking statements. It is suggested that this discussion be read in conjunction with the company's report on Form 10-KSB, filed with the Securities and Exchange Commission on September 26, 1997. Reference is also made to the company's report on Form 10-QSB filed February 17, 1998 and May 15, 1998 (SEC file 0-28452).





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